UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 16, 2017
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Power Integrations, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	000-23441	94-3065014
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
5245 Hellyer Avenue
San Jose, California 95138-1002
(Address of principal executive offices)

Registrant's telephone number, including area code (408) 414-9200

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director
On March 16, 2017, the Board of Directors (the “Board”) of Power Integrations, Inc. (the “Company”) appointed Wendy Arienzo to serve as a director beginning on April 1, 2017. Dr. Arienzo’s election was recommended to the Board by the Nominating and Governance Committee of the Board. Upon commencement of services to the Board, Dr. Arienzo will be appointed to the Audit Committee of the Board.
Dr. Arienzo has more than three decades of technical and managerial experience in technology industries, including the semiconductor and power-electronics industries. Since 2013 she has served as vice president of operations at Fujifilm Dimatix, Inc., a leading supplier of piezoelectric industrial print heads. Previously, she was CEO and a director of ArrayPower, a developer of software-defined inverter technology for solar-energy systems. Her prior experience includes a series of executive and technical roles at NXP Semiconductors (and its predecessor, Philips Semiconductor), IBM Corp. and AT&T Bell Laboratories, among others.
Upon commencement of services to the Board, and in consideration of services to the Company as a director, Dr. Arienzo will be granted an equity award in the form of restricted stock units of the Company’s common stock (the "Initial Grant") under the Power Integrations 2007 Equity Incentive Plan (the “2007 Plan”) with an aggregate fair value of approximately $25,000. The Initial Grant will vest on the date of the Company's next annual meeting of stockholders (currently scheduled for May 19, 2017), provided Dr. Arienzo is still serving as a director on that date. Notwithstanding the foregoing, the Initial Grant would be deemed fully vested upon the occurrence of a Change of Control (as defined in the 2007 Plan). Beginning on July 1, 2017, Dr. Arienzo will receive annual equity compensation pursuant to the Directors Equity Compensation Program consistent with the Company’s other non-employee directors, which is a grant of a stock option or restricted stock units, at her election, under the 2007 Plan with an aggregate value of $100,000, which would vest in full effective immediately prior to the commencement of the Company’s first annual meeting of stockholders in the year following the year of the grant date, provided that the recipient is still providing services to the Company as a director and provided, further, that 100% of the shares subject to such equity award would be deemed fully vested upon the occurrence of a “Change of Control”, as such term is defined in the 2007 Plan.
As a non-employee director, Dr. Arienzo will also receive $9,000 per quarter for service on the Board. In addition, as a member of the Audit Committee, Dr. Arienzo will receive an additional $2,000 per quarter to serve on the committee. The Company intends to enter into an indemnity agreement with Dr. Arienzo that is in the form of indemnity agreements executed by other members of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

March 20, 2017	/s/ Sandeep Nayyar
(Date)	Sandeep Nayyar
Chief Financial Officer